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                                                                   EXHIBIT 10.43

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), made as of November 1, 2001, by and among Avery Communications, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Patrick J. Haynes, III
                                 -------
(hereinafter referred to as "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company desires to employ the services of Executive as its Chairman of the Board, President and Chief Executive Officer under the terms and conditions set forth herein; and

          WHEREAS, Executive desires to provide such services for the Company under the terms and conditions set forth herein.

          THEREFORE, in consideration of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the parties hereby agree as follows:

          1.   Employment.  The Company hereby agrees to employ  Executive and
               ----------
Executive hereby agrees to said employment in accordance with the terms and conditions hereinafter set forth.

          2.   Term. Employment herewith shall commence as of November 1, 2001
               ----
(the "Effective Date"), and continue through December 31, 2006 (the "Termination
      --------------                                                 -----------
Date"), unless otherwise terminated pursuant to the terms hereof. This Agreement
----
may be extended for additional one year periods upon the mutual agreement of Executive and the Company.

          3.   Location. Executive's duties hereunder shall be performed in the
               --------
Chicago, Illinois, area. The Company agrees to maintain offices for Executive at 190 South LaSalle Street, Suite 1910, Chicago, Illinois 60603, or such other address in the financial district of downtown Chicago as is selected by the Board of Directors as the principal executive offices of the Company, and to provide all equipment, supplies and other items required for the performance of Executive's duties under this Agreement at such address.

          4.   Duties. From and after the Effective Date through the Termination
               ------
Date, Executive shall serve as Chairman of the Board, President and Chief Executive Officer and as a member of the Board of Directors of the Company, and with Executive's consent, each operating affiliate, provided that Executive shall not be obligated to become or remain an officer of any Company affiliate
(i) whose organization documents do not provide indemnification provisions reasonably satisfactory to Executive and (ii) which is not covered by the directors' and officers' liability policy referred to in Paragraph Error! Reference source not found. hereof. Executive shall be responsible for the overall business of the Company and its subsidiaries, including strategic planning, management recruiting, strategic relationships, capital formation, operations reviews and oversight, and investor and financial community relations. Executive agrees to devote such of Executive's business time, attention and energies as are necessary for the diligent performance of Executive's duties hereunder. The Company acknowledges Executive's existing relationship with the Thurston Group, Inc. and affiliates.

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         5.   Compensation.
              ------------

               (a) For all services rendered by Executive in any capacity during his employment under this Agreement (including, without limitation, services as an executive, officer, or director of the Company, or any subsidiary or affiliate of the Company, or as a member of any committee of the Board of Directors of the Company ("Board") or any
                                                               -----
          subsidiary or affiliate of the Company), the Company shall pay Executive as compensation an annual salary ("Base Salary"). Effective
                                                       -----------
          on and as of the Effective Date and until adjusted in accordance with the provisions hereof, Base Salary shall be paid at the rate of not less than $420,000.00 per year.

               (b) Executive shall be eligible for annual cash bonuses of up to 100% of Executive's Base Salary, the amount of such bonus to be determined by the Board based on Executive's attainment of certain performance goals as established by the Board or a committee designated by the Board relating to the Company's annual business plan/budget, such as the consummation of strategic business relationships, the raising of additional debt and equity capital, the level of appreciation in the publicly traded price of the Company's common stock, and such other performance goals as may be specified by the Board. Such annual cash bonuses determined by the Board shall be paid no later than 90 days following the close of the fiscal year to which such bonus relates.

               (c) Executive's Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly. All salary and bonus compensation paid to Executive pursuant to this Agreement shall be subject to the usual and customary federal and state tax withholding and other employment taxes as required with respect to compensation paid by the Company to its salaried personnel.

               (d) Executive's Base Salary shall be reviewed on an annual basis. Such review shall be conducted by the Board or a committee designated by the Board. Such review shall take into consideration Executive's performance, duties, and responsibilities. As a result of such review, the Board may increase but not decrease Executive's base salary. At the end of Executive's first employment anniversary (November 1, 2002), Executive shall be eligible for a Base Salary increase of ten percent provided Executive is performing at a satisfactory level.

          6. Life Insurance. Subject to Executive's satisfactory completion of
             --------------
any and all required physical examinations, if any, the Company shall pay the premium for and maintain in effect a 10-year level premium term life insurance policy on the life of Executive with a death benefit in an amount equal to $11 million, which shall be increased pari passu with any additional amounts pursuant to the guaranty by Executive as discussed further below. The estate of Executive or other beneficiary designated by Executive in writing during the term of this Agreement will be the beneficiary of the proceeds from such insurance policy in an amount equal to $2 million, and the Company will be the beneficiary of the balance of the proceeds from such insurance policy. The Company covenants and agrees to use any and all proceeds from such insurance policy to pay and discharge in full any and all indebtedness of the Company and any of its subsidiaries the payment of which has or any other obligations of which have been

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guaranteed in any manner by Executive, including, without limitation, any and all indebtedness and other obligations arising under or pursuant to those certain Receivables Sales Agreements and related collateral and ancillary agreements and documents between or to be entered between RFC Capital Corporation or its designated affiliate and the Company's subsidiaries, HBS Billing Services Company and ACI Communications, Inc., unless, within 30 days following the death of Executive, Executive's estate or other beneficiary of such insurance policy shall have been unconditionally released and fully discharged from any liability and other obligations under any such guaranty or guarantees.

          7.   Automobile Allowance.  The Company will provide  Executive with,
               ---------------------
or reimburse Executive for, any and all costs of purchasing or leasing an automobile of his choice during the term of this Agreement.

          8.   Vacation.  Executive shall be entitled to an annual vacation of
               --------
not more than four (4) weeks.

          9.   Business Expenses.  The Company shall reimburse  Executive for
               -----------------
all reasonable business and professional expenses incurred by Executive in connection with his employment within thirty (30) days of the Company's receipt of vouchers, receipts or other appropriate documentation.

          10.  Professional Education.  Executive's  attendance at professional
               -----------------------
seminars shall be decided on an ad hoc basis by the Company and Executive.

          11.  Fringe Benefit Plans. The payments and other benefits provided
               --------------------
for in this Agreement, except where specifically provided otherwise, are in addition to any other benefits to which Executive may be, or may become, entitled under any of the Company's group hospitalization, health, dental care, and/or sick-leave plans; provided, however, that if no such plans are then in full force and effect, or if Executive is not eligible, or does not elect, to participate therein, the Company shall reimburse or pay on behalf of Executive any costs and expenses incurred by Executive in providing such coverage for himself and his dependents; life, other insurance and/or death benefit plans; travel and/or accident insurance plans; deferred compensation plans; capital accumulation programs; restricted and/or stock purchase plans; stock option plans; retirement income and/or pension plans; supplemental pension plans; excess benefit plans; short- and long-term disability programs; and other present and future group employee benefit plans and programs for which Company executives are or shall become eligible. Executive shall be eligible to receive, during the period of his employment under this Agreement and during any subsequent period for which he shall be entitled to receive payments from the Company under Paragraph Error! Reference source not found., all of the foregoing benefits and emoluments for which executives are eligible under every such plan and program to the extent permissible under the general terms and provisions of such plans and programs and in accordance with the provisions thereof. Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any such plan, program, or arrangement as long as such amendment or alteration equitably affects all the Company's executive officers (of the level of vice president or above).

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          12.  Termination of  Employment.  The term of  Executive's  employment
               --------------------------
shall commence on the Effective Date and shall continue for the period set forth in Paragraph Error! Reference source not found. above unless sooner terminated as hereunder provided:

               (a) By the Company, "For Cause," as that term is defined below,
                                    ---------
          upon ten (10) days' written notice to Executive.

               (b) Upon the death of Executive.

               (c) By Executive, up to ten (10) days after written notice to the Company of resignation by Executive (which time period shall be in the sole discretion of the Company).

               (d) If Executive fails to perform his duties under this Agreement on account of Disability (as hereinafter defined), the Company may give notice to Executive to terminate this Agreement on a date not less than thirty (30) days thereafter ("Notice Period"), and, if
                                                  -------------
          Executive has not resumed full performance of his duties under this Agreement within such Notice Period, then Executive's employment under this Agreement will terminate on the date provided in the notice. As used in this Agreement, the term "Disability" shall mean the complete
                                            ----------
          inability of Executive to perform his duties under this Agreement by reason of his total and permanent disability, as determined by an independent physician selected with the approval of the Board and Executive. During any period of Disability, the Company shall maintain and pay for health insurance benefits for Executive at least equal to those he had at the commencement of such Disability.

               (e) By Executive, in the event the Company is in material breach of any of its obligations hereunder and such breach is not cured within thirty (30) days of written notice thereof from Executive. A material breach of the Company's obligations under this Agreement includes, without limitation, (i) a material change in Executive's reporting structure, responsibilities or obligations under this Agreement without Executive's prior written consent, or (ii) Executive's Base Salary, as in effect on the Effective Date or as the same may be increased by the Board from time to time, is reduced unless such reduction is agreed to by Executive in writing; or (iii) the Company requires Executive to be based somewhere other than Chicago, Illinois.

               (f) By Executive if there shall occur a "Change in Control."
                                                        -----------------

          For purposes of this Agreement, "For Cause" shall mean (i) the
                                           ---------
conviction of Executive of either (A) a felony (excluding traffic violations) or
(B) any crime in connection with Executive's employment by the Company that causes the Company a substantial and material financial detriment; (ii) the commission of any other act involving dishonesty or fraud with respect to the Company; (iii) substantial and repeated failure to perform duties as reasonably directed by the Company that are permitted by law and necessary to implement policies or procedures or other actions adopted, authorized or approved by the Board of Directors of the Company and which, if Executive is not a member of the Board of Directors of the Company, have been communicated to Executive in writing, which failure is not cured within fifteen (15)

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days after written notice thereof to Executive from the Company; (iv) gross negligence or willful misconduct with respect to Executive's performance hereunder which results in a substantial and material financial detriment to the Company; provided, however, that the Company's failure to achieve certain results shall not be deemed to constitute "For Cause" so long as Executive uses
                                           ---------
his reasonable best efforts to perform such duties; or (v) any other material breach of this Agreement by Executive which is not cured within thirty (30) days after written notice thereof to Executive from the Company.

     For purposes of this Agreement, a "Change in Control" shall mean the
                                        -----------------
occurrence, after the Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions: (i) approval by the Board of a consolidation or merger of the Company with any third party (which includes a single person or entity or a group of persons or entities acting in concert, other than Executive and his affiliates and the group of which they are a part (collectively, the "Existing Group")) not wholly owned directly or
                           --------------
indirectly by the Company (any such third party, other than the Existing Group or a member thereof, being hereinafter referred to as a "Third Party"), unless
                                                         -----------
the Company is the entity surviving such merger or consolidation; (ii) approval by the Board of a transfer, in one or a series of transactions, of all or substantially all of the assets of the Company to a Third Party or a complete liquidation or dissolution of the Company; (iii) a Third Party (other than an employee benefit plan or related trust sponsored or maintained by the Company or one of its subsidiaries), directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities: (A) acquires beneficial ownership of more than 30% of the classes of stock of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock"); (B) acquires irrevocable proxies representing more
              ------------
than 30% of the Voting Stock; (C) acquires any combination of beneficial ownership of Voting Stock and irrevocable proxies representing more than 30% of the Voting Stock; (D) acquires the ability to control in any manner the election of a majority of the directors of the Company; or (E) acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of the Company; (iv) any election has occurred of persons to the Board that causes a majority of the Board to consist of persons other than (A) persons who were members of the Board on the Effective Date and/or (B) persons who were nominated for election as members of the Board by the Board (or a committee of the Board) at a time when the majority of the Board (or of such committee) consisted of persons who were members of the Board on the Effective Date; provided, however, that any persons nominated for election by the Board (or a committee of the Board), a majority of whom are persons described in clauses (A) and/or (B), or are persons who were themselves nominated by such Board (or a committee of such Board), shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (A); or (v) a determination is made by the Securities and Exchange Commission or any similar agency having regulatory control over the Company that a change in control, as defined in the securities laws or regulations then applicable to the Company, other than a change in control in which the Existing Group or any member or members thereof have or are deemed to have acquired control of the Company, has occurred. Notwithstanding any provision contained herein, a Change in Control shall not include any of the above described events if they are the result of a Third Party's inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 30% or more of the Voting Stock, and the Third Party as promptly as practicable thereafter divests itself of beneficial ownership or irrevocable proxies for a sufficient number of shares so


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that the Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 30% or more of the Voting Stock.

     If Executive's employment is terminated (i) pursuant to subparagraphs (b),
(c) or (d) of this Paragraph 12, Executive or Executive's estate shall be entitled to exercise all stock warrants and options and retain all awards under any of the Company's employee benefit plans, which have then vested, in accordance with their terms.

     If Executive's employment is terminated by the Company other than For Cause, or by Executive pursuant to subparagraph (e) or (f) of this Paragraph 12,Executive or Executive's estate shall be entitled to exercise stock warrants and options and retain all awards under any of the Company's employee benefit plans, regardless of whether they have then vested, in accordance with their terms.

     If Executive's employment is terminated pursuant to subparagraphs (b), (d),
(e) or (f) of this Paragraph 12 or by the Company other than For Cause, Executive or Executive's estate shall be entitled to receive, as a severance payment, a lump sum equal to the greater of (i) Executive's then current Base Salary through and including the Termination Date, or (ii) an amount equal to
2.99 times Executive's then current Base Salary, and continuation of Executive's then current health, disability, medical and other fringe benefits under Paragraph 7 at the Company's expense for one (1) year from the date of such termination. Such lump sum payments payable hereunder shall be payable within thirty (30) days of such termination. Notwithstanding anything herein to the contrary, if the aggregate amount payable hereunder to Executive in respect of a Change of Control (the "Base Payment") would constitute an "excess parachute
                        ------------                        ----------------
payment" (as such term is defined in Section 280G of the Internal Revenue Code
-------
of 1986, as amended (the "Code")) subjecting Executive to an excise tax under
                          ----
Code Section 4999, then Executive shall receive an additional "Gross Up Payment"
                                                               ----------------
such that the net amount payable hereunder, after reduction for the payment of such excise tax and for the payment of all other excise, income, payroll, or other taxes payable in respect of the Gross Up Payment, shall equal the Base Payment.

     13.  Termination of Compensation. Except as otherwise provided in Paragraph
          ---------------------------
12 hereof, if the term of Executive's employment terminates Executive shall not be entitled to any compensation hereunder after the date of such termination. Notwithstanding the foregoing, the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination, including: (i) the payment of any amounts of compensation and fringe benefits under Paragraphs 5 and 7 hereof then accrued but unpaid; (ii) the ability of Executive to exercise all stock warrants and options and to retain all awards under any of the Company's employee benefit plans; (iii) the covenants regarding confidential information under Paragraph Error! Reference source not found. hereof, the covenants regarding work product under Paragraph 14 hereof; and (iv) amounts reimbursable pursuant to Paragraph 16 hereof; and amounts payable for unused vacation pursuant to Paragraph 7 hereof. In addition, termination of this Agreement shall not affect any liability or other obligation, which shall have accrued prior to termination, including, but not limited to, any liability for loss or damage on account of default under this Agreement.

     14.  Executive and Company Representations. Executive hereby represents and
          -------------------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract,



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agreement, instrument, order, judgment or decree to which Executive is a party or is presently bound, and (ii) Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity, and the execution and delivery by Executive of this Agreement and the performance by Executive of his duties and obligations hereunder will not conflict with, breach, violate or cause a default under the terms and provisions of any such agreement. The Company hereby represents that it will maintain directors' and officers' liability insurance in an amount of no less than $3,000,000, and that Executive will be covered under such policy while serving in all capacities contemplated hereby.

     15.  Confidential Information. Executive acknowledges that the proprietary
          ------------------------
information, observations and data obtained by Executive while employed by the Company concerning the business or affairs of the Company, or any affiliate or subsidiary thereof ("Confidential Information") is the property of the Company
                     ------------------------
or such affiliate or subsidiary; provided, however, that the term "Confidential
                                                                   ------------
Information" does not include information that (i) at the time it was received
-----------
by Executive was generally available to the public; (ii) prior to its use by Executive, becomes generally available to the public through no act or failure of Executive; (iii) is received by Executive from a person who is not a party to this Agreement and who is not under an obligation of confidence with respect to such information; or (d) is generally known by Executive on the Effective Date, including, without limitation, information gained by virtue of his past experience and know how and his personal records and notes. Therefore, Executive agrees not to disclose to any unauthorized person or use for Executive's account any Confidential Information without the prior written consent of the Company. Upon request, Executive shall deliver to the Company at the termination of this Agreement all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information.

     16.  Work Product. Executive agrees that all methods, analyses, reports,
          ------------
plans and all similar or related information which (i) relate to the Company or any of its subsidiaries and which (ii) are conceived, developed or made by Executive in the course of his employment by the Company ("Work Product") belong
                                                           ------------
to the Company or its subsidiaries. Executive will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company.

     17.  Non-Assignability. Except as otherwise provided herein, neither this
          -----------------
Agreement nor any right or interest under this Agreement shall be assignable or subject to any encumbrances, pledge, hypothecation, attachment, or anticipation of any kind by Executive, his spouse, his estate or his legal representatives without the Company's written consent or by the Company without Executive's written consent. This Agreement shall inure upon the Company, and its successors and permitted assigns, and Executive and his estate, beneficiaries, legal representatives and permitted assigns.

     18.  Entire Agreement. This Agreement expresses the entire agreement and
          ----------------
understanding of the parties relating to the subject matter hereof, cancels and supersedes any prior negotiations, promises, agreements, representations, warranties, or understandings relating to the same subject matter, and, except as expressly provided herein, shall be subject to

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subsequent modification only by another mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

     19.  Choice of Law. This Agreement shall be construed in accordance with
          -------------
the internal laws of the State of Illinois. 20. Cost of Enforcement. Each party shall bear its own costs and attorneys' fees in connection with any suit or proceeding against the other to enforce any provision of this Agreement or to recover damages resulting from a breach of this Agreement; provided, however, the party which prevails in any such suit or proceeding shall be entitled to receive from the non-prevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.

     21.  Severability. In the event that any provision hereof is determined to
          ------------
be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

     22.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     23.  Interpretation. All captions are included only for reference and shall
          --------------
not constitute substantive provisions hereof.

     24.  Notices. Any notice, request, claim, demand, document and other
          -------
communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy (with such telecopy confirmed promptly in writing sent by first class mail) or other similar means of communications, as follows:

          (i) if to the Company, addressed to 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603, Attention: Board of Directors and Secretary, Fax No. (312) 419-0172; or

          (ii) if to Executive, addressed to him at 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603, Fax No. (312) 419-0172;

or, in each case, to such other address or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein.

     All such communications shall be deemed to have been given, delivered or made when so delivered personally or sent by telecopy or express mail service (with confirmation received).

     25.  Waiver. Executive on the one hand or the Company on the other hand may
          ------
by written notice to the other party or parties hereto (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as



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provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party hereto to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise that right or privilege at any subsequent time or times hereunder.

     INTENDING TO BE LEGALLY BOUND BY THIS AGREEMENT, the parties sign below as of the date first written above.


EXECUTIVE:                             THE COMPANY:


/s/ PATRICK J. HAYNES, III             Avery Communications, Inc.
-----------------------------
Patrick J. Haynes, III


                                       By: /s/ SCOT M. MCCORMICK
                                          --------------------------------------
                                          Name:   Scot M. McCormick
                                          Title:  Vice President


                                       ATTEST: /s/ MERCEDES FEHSEL
                                              ----------------------------------
                                          Name:   Mercedes Fehsel
                                          Title:  Assistant Secretary



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